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                               _________ WARRANTS

THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS (THE "WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS. THE WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

_________ ___, 1996


                                 ICON CMT CORP.

               Warrants for the Purchase of Shares of Common Stock

                  FOR VALUE RECEIVED, ICon CMT Corp., a Delaware corporation (the "Company"), hereby certifies that BEAR, STEARNS & CO. INC., or its registered assigns (the "Holder"), is entitled, subject to the provisions contained herein, to purchase from the Company _________ fully paid and non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein, at an exercise price per share of Common Stock of $0.01 (the "Exercise Price").

                  The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted on the date hereof. The number of shares of Common Stock to be received upon the exercise of these Warrants may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other securities that may be issued by the Company in addition to, or in substitution for, the Warrant Stock.







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                  The term "Non-Surviving Combination" means any merger,
consolidation or other business combination by the Company with one or more Persons (other than the Company or a wholly-owned subsidiary of the Company) in which the other Person is the survivor, or any merger, consolidation or other business combination by the Company with one or more Persons (other than the Company or a wholly-owned subsidiary of the Company) in which the Company is the survivor but as a result of which the Company is not required to file reports with respect to its Common Stock with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a sale of all or substantially all of the assets of the Company to one or more such other Persons, and with respect to which cash or non-cash consideration is distributed to holders of Common Stock.

                  The term "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  The term "Registration Statement" means any registration statement of the Company which covers any of the Common Stock, including the prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  The term "Affiliate" means any Person (and such Person's spouse, parents and grandparents and their spouses, collateral and lineal descendants and any other Person related to such Person by affinity or consanguinity) (a) who is a director or officer of the Company or any of its Subsidiaries, or (b) directly or indirectly controlling or controlled by or under common control with the Company or any Subsidiary, including (without limitation) any Person beneficially owning or holding 5% or more of any class of voting securities of the Company or any Subsidiary or any other corporation of which the Company or any Subsidiary owns or holds 5% or more of any class of voting securities, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

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                  References herein to the "Company" are to (i) ICon CMT Corp.
and any successor thereto, (ii) any successor corporation resulting from the merger or consolidation of ICon CMT Corp., or any successor thereto, with another corporation or (iii) any corporation to which ICon CMT Corp., or any successor thereto, has transferred its property or assets as an entirety or substantially as an entirety.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company shall execute and deliver new Warrants of like tenor and date. Any such new Warrants, upon execution and delivery, shall constitute an additional contractual obligation on the part of the Company, whether or not these Warrants so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

                  The Holder agrees with the Company that these Warrants are issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein, including the following:

                  1. Exercise of Warrants. These Warrants may be exercised, in whole or in part, at any time, after the first anniversary of the date of the closing (the "Closing") of the transactions contemplated by the Subscription Agreement dated March 15, 1996 between the Company and each of the purchasers listed on the signature pages thereto, but prior to the fifth anniversary of the date of the Closing by presentation and surrender of these Warrants to the Company at its principal office (which on the date hereof is 420 Lexington Avenue, New York, New York 10170), with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or checks, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form. If these Warrants are exercised in part only, the Company shall, upon surrender of these Warrants for cancellation, execute and deliver new Warrants evidencing the rights of the Holder thereof to purchase the balance of Warrant Stock (and Other Securities) purchasable hereunder. Upon receipt by the Company of these Warrants, together with the Exercise Price, at its office, or by the Company's stock transfer agent at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Stock (and Other Securities) issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Warrant Stock (or Other Securities) shall not then be actually

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delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Stock (and Other Securities) upon exercise of these Warrants.

                  2. Reservation of Shares and Other Securities. The Company will at all times reserve for issuance and delivery upon exercise of these Warrants all shares of Warrant Stock and other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of these Warrants. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free and clear of all preemptive rights.

                  3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of these Warrants, but the Company shall pay the Holder an amount in cash equal to the fair market value of such fractional share in lieu of each fraction of a share otherwise issuable upon any exercise of these Warrants, as determined by the Board of Directors of the Company in its reasonable discretion.

                  4. Exchange of Warrants. These Warrants are exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder hereof to purchase in the aggregate the same number of shares of Warrant Stock (and Other Securities) purchasable hereunder.

                  5. Registration Rights of Holders.

                     5.1 Incidental Registration. If at any time during the five-year period commencing on the first anniversary of the date hereof, the Company shall file a registration statement for the registration of Common Stock under the Securities Act with the Commission (other than a registration statement on Form S-4 or S-8 or any successor form), the Company shall give at least 30 calendar days prior written notice to the Holders. The Company shall not request that the Commission declare such registration statement effective earlier than 30 calendar days after the giving of such notice and shall use its best efforts to delay effective ness of such registration statement until at least 30 calendar days after the giving of such notice. Subject to the succeeding paragraph, each Holder shall have the right to request that the Company include in such offering the Warrant Stock (and Other

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Securities), and the Company shall enter into an underwriting agreement with one or more underwriters which shall provide that the underwriters shall purchase the Warrants from requesting Holders or their Warrant Stock (or Other
Securities) after exercise of the Warrants at the price paid by the underwriters for Common Stock (or if securities convertible into or exchangeable or exercisable for, or rights to purchase, Common Stock are being issued, then the conversion, exchange, exercise or purchase price for the Common Stock provided for by such securities less the conversion, exchange or exercise premium on the date of such offering) sold by the Company and/or selling stockholders, as each requesting Holder may elect.

                  The Company shall use its best efforts to have such requesting Warrant Stock (and Other Securities) (to the extent requested by the Holders within 20 calendar days after delivery of the Company's written notice) included in such offering except to the extent the underwriters (or any managing underwriter), in their (or its) sole judgement, shall advise the Company in writing that, in their opinion, inclusion of such number of shares of Warrant Stock (or Other Securities) will materially adversely affect the price or distribution of any securities to be offered solely for the account of the Company. The Company shall promptly furnish each Holder requesting registration with a copy of such written advice. If (x) the prospective offering is not entirely a secondary offering, (y) the prospective offering is to be underwritten, and (z) in the event that the number of shares of Warrant Stock (or Other Securities) which Holders have requested to be included and the shares of Common Stock and securities exercisable or exchangeable for, or convertible into Common Stock which selling securityholders have requested to be included in such offering exceeds the total number of shares of Warrant Stock (or Other Securities) and such securities of selling securityholders which, pursuant to the advice of the underwriters (or any managing underwriter), in their (or its) sole judgement, may be distributed without materially adversely affecting the price or distribution of any securities to be sold solely for the Company's account (such shares of Warrant Stock (or Other Securities) and the shares of Common Stock and the shares of Common Stock underlying the securities which are exercisable or exchangeable for, or convertible into Common Stock of such selling securityholders which may be included without materially adversely affecting the price or distribution of securities to be sold solely for the Company's account being the "Includible Securities"), then the aggregate number of shares of Warrant Stock (or Other Securities) entitled to be included in such registration statement for the prospective offering shall be the product of (1) a fraction, the numerator of which is the number of shares of Warrant Stock (or Other Securities) which Holders have

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



requested to be included and the denominator of which is the total number of securities, including such Warrant Stock (or Other Securities), the holders of which have requested to be included in such offering (such fraction is hereafter referred to as the "Holders' Percentage") and (2) the total number of Includible Securities, and the Company may include in such registration statement Includible Securities other than Warrant Stock (and Other Securities) such that the number of such other Includible Securities does not exceed the difference between the total number of Includible Securities and the aforementioned aggregate number of shares of Warrant Stock (and Other Securities) which are entitled to be included in such registration statement. The Company shall allocate the number of shares of Warrant Stock entitled to be included in such Registration Statement among each requesting Holder in proportion to the respective numbers of shares of Warrant Stock (or Other Securities) that such Holder requested be registered. If (x) the prospective offering is entirely a secondary offering and (y) the prospective offering is to be underwritten, then the Holders shall have the right to include a number of shares of Warrant Stock (and Other Securities) which is equal to the product of (1) the Holders' Percentage and (2) the total number of securities to be offered. The number of shares of Warrant Stock (or Other Securities) included in such registration statement shall be allocated pro rata among Holders as set forth in the preceding sentence.

                  If the prospective offering is not to be underwritten, then the Warrant Stock (and Other Securities) of all Holders requesting inclusion in such prospective offering, or such greater amount of the Warrant Stock (and Other Securities) as the Company may choose, shall be included in the registration statement for the prospective offering. The Holders of securities included in any registration statement pursuant to this subsection 5.1 are referred to herein as "Selling Holders".

                  Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall reasonably determine for any good corporate reason either not to register, to discontinue registration or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Selling Holder and, thereupon, (i) in the case of a determination not to register or to discontinue registration, shall be relieved of its obligation to register any Includible Securities in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any

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Includible Securities for the same period as the delay in registering such other securities. The Company shall pay the reasonable expenses of such registration.

                  The Holders shall be entitled to have their shares included in an unlimited number of registrations pursuant to this Subsection 5.1.

                  5.2 Duties and Rights Upon a Non-Surviving Combination. In the case of any proposed merger, consolidation or other business combination by the Company with, or sale of all or substantially all of the assets of the Company to, one or more other Persons (the "Acquirer") which, if consummated, would constitute a Non-Surviving Combination, the Company shall give at least 30 calendar days prior written notice thereof to the Holders. In the case of (i) a Non-Surviving Combination by the Company in which cash is distributed to holders of Common Stock, as a condition to the consummation of such merger, consolidation or other business combination with the Company, the Acquirer shall be obligated to purchase all of each Holder's Warrants (and Other Securities) which shall not have been exercised prior to the consummation of such Non-Surviving Combination for a cash payment equal to the cash amount that would have been distributable on account of the Warrant Stock (and Other Securities) if such Warrants had been exercised in full immediately prior to such Non-Surviving Combination; and (ii) a Non-Surviving Combination by the Company in which any non-cash consideration is distributed to holders of Common Stock, as a condition to the consummation of such merger, consolidation or other business combination with the Company, the Acquirer shall execute an instrument pursuant to which it shall be obligated (a) to distribute to each Holder in respect of such Holder's Warrants (and Other Securities) which shall not have been exercised prior to the consummation of such Non-Surviving Combination, upon the exercise of such Warrants, the number of shares of stock or other securities or other property (including any cash) of the Acquirer that would have been distributable on account of the Warrant Stock (and Other Securities) if the Holder's Warrants had been exercised in full immediately prior to such Non-Surviving Combination, and (b) to adjust the number and kind of shares of stock or other securities deliverable upon exercise of the Warrants upon the occurrence of certain events with respect to the Acquirer in the manner set forth in the anti-dilution provisions contained in Section 7 hereof; provided that in the event holders of Common Stock are entitled to exercise rights of election as to the kind and amount of consideration receivable upon such Non-Surviving Combination, holders of Warrants shall be entitled to exercise the same rights of election with respect to the kind and amount of consideration receivable upon such

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Non-Surviving Combination (and Company shall give at least 10 calendar days prior written notice of any such rights of election).

                  In the event of any Non-Surviving Combination under (i) above, the Acquirer shall transfer the cash owing to Holders hereunder to the respective Holders by mailing by first-class mail a check to each such Holder at such Holder's address shown in the Company's records, or as it may be otherwise directed in writing by each Holder, upon surrender of such Holder's Warrants.

                  In the event of any Non-Surviving Combination under (ii) above, if the opinion referred to in the following paragraph states that the non-cash consideration may be distributed and immediately resold without violation of the Securities Act or otherwise resulting in a violation of law, then the Warrants shall be immediately exercisable upon the receipt by the Company of such opinion and the closing of the transaction constituting such Non-Surviving Combination and if such opinion states that registration under the Securities Act or other actions are required prior to distribution or resale of the non-cash consideration, then the Warrants shall be immediately exercisable upon the effectiveness of such registration statement or the taking of such other actions. In either case, the Company will promptly give notice to the Holders of the date the Warrants become exercisable.

                  In the event of any Non-Surviving Combination in which non-cash consideration is received or to be received by Holders, the Acquirer shall obtain the written opinion of independent counsel as to whether or not (x) any securities constituting such non-cash consideration may, in the opinion of such counsel, be delivered to the Holders upon exercise and resold, in whole or in part, immediately after the closing of the Non-Surviving Combination by a holder without the registration of such securities under the Securities Act, and
(y) any property other than cash or securities may be delivered to the Holders upon exercise and resold, in whole or in part, immediately after the closing of the Non-Surviving Combination by a holder without violation of law. Such opinion shall be provided to the Holders, and at least 30 calendar days prior written notice given to the Holders. In the event such counsel shall be of the opinion that such registration is required or a violation of law would occur, the Acquirer shall be obligated either (A) to register such securities with respect to the Warrant Stock (and Other Securities) and maintain the effectiveness of such registration statement for a period of one year and promptly give notice thereof to all Holders of such securities who received such securities upon exercise of Warrants and take such other ac-

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tions with respect to such other property so as to make its distribution or resale not a violation of law, or (B) to pay Holders in cash in accordance with the provisions of clause (i) of the first paragraph of this Subsection 5.2, the current market value of such securities as of the date of consummation of such Non-Surviving Combination.

                  5.3 General Provisions Regarding Registration.

                       (a) Compliance with Federal and State Laws. The Company shall effect the registration or qualification of the Warrant Stock (and Other Securities) registered pursuant to Section 5 and give such notifications to or obtain approval of any governmental authority under any federal or state law (including, without limitation, state securities laws or Blue Sky laws), or effect listing with any securities exchange on which the Common Stock is or is to be listed as may be necessary to permit the sale of Warrant Stock (and Other Securities) through underwriters, or, if such Warrant Stock (and Other Securities) is not to be sold pursuant to an underwritten offering, as the Holders may reasonably request.

                       (b) Registration Expenses; Withdrawal Rights. Any registration, qualification, notification, approval or listing made pursuant to
Section 5 shall be at the sole expense of the Company, provided that the Company shall not be responsible for underwriters' or brokers' discounts and commissions for any Selling Holder or for transfer taxes, and further provided that the Company shall only be responsible for the reasonable fees and expenses of one counsel retained by the Selling Holders and approved by the Company, which approval shall not be unreasonably withheld, in connection with each Registration Statement. The Company will withdraw from registration any Warrant Stock (and Other Securities) on request of a Holder, at the expense of the Company.

                       (c) Amendments and Supplements. The Company shall, from time to time, amend or supplement the prospectus and Registration Statement used in connection with any registration pursuant to this Warrant to the extent necessary to comply with applicable law (including, without limitation, to reflect additional information relating to the plan of distribution), and shall immediately advise the Selling Holders if any such prospectus or Registration Statement does not so comply and if any stop order or similar order is issued or threatened or any request for amendment or supplement is received from any regulatory agency. The Company shall make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest

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possible moment. The Company shall comply with all other applicable laws in connection with any offering of Warrant Stock (and Other Securities) and will promptly make available an earnings statement in accordance with Section 11(a) of the Securities Act, and the regulations promulgated thereunder.

                       (d) Underwriting and Other Agreements. The Company shall enter into and execute all agreements and deliver all other instruments (including opinions of counsel and comfort letters) customary and appropriate in connection with public offerings (including underwriting agreements, if such offering is to be underwritten, with indemnification and contribution provisions in customary form), and the Company and its Affiliates shall agree to refrain from selling any Common Stock for such period as may be reasonably requested by the underwriters, if such offering is to be underwritten, and shall cause its officers and directors to, cooperate with any underwriters, if such offering is to be underwritten, to facilitate sales of the Warrant Stock (and Other Securities) to the same extent as if they were being offered by the Company. The Company shall furnish each Selling Holder such number of copies of Registration Statements and prospectuses, and any amendments and supplements thereto, as such Holder may reasonably request and take all such other steps as are advisable to facilitate the disposition of such Warrant Stock (and Other Securities). The Selling Holders shall provide to the Company such information with respect to themselves as may be reasonably required for inclusion in the Registration Statement pursuant to the Securities Act and the rules and regulations thereunder, shall cooperate with the Company in the preparation of, and during the effectiveness of, the Registration Statement, and shall enter into and execute all agreements and deliver all other instruments (including an underwriting agreement, if such offering is to be underwritten, with customary indemnification and contribution provisions and including any undertaking to pay for costs payable by Selling Holders) that are customary and appropriate for selling stockholders to execute in connection with secondary public offerings, provided that any underwriters' or brokers' discounts, commissions or other fees and expenses payable (on a per share basis) by such Selling Holders shall not be in excess of such underwriters' or brokers' discounts, commissions or other fees and expenses payable (on a per share basis) by the Company. The Selling Holders shall inform the Company upon request as to the manner in which they have effected sales of Warrant Stock (and Other Securities) under the Registration Statement.

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                       (e) Indemnification and Contribution.

                           (i) Indemnification by the Company. In connection with any registration of Warrant Stock (and Other Securities) pursuant to the provisions of Section 5, the Company agrees to indemnify and hold harmless each Person who participates as an underwriter ("Underwriter"), each Selling Holder and each director and officer of any Selling Holder or Underwriter and each person, if any, who controls any Selling Holder or Underwriter within the meaning of Section 15 of the Securities Act as follows:

                           (I) against any and all losses, liabilities, claims, damages and expenses whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which any Warrant Stock (and Other Securities) were or are to be registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (II) against any and all losses, liabilities, claims, damages and expenses whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

                           (III) against any and all expenses whatsoever (including, without limitation, reasonable fees and disbursements of counsel chosen by the Indemnified Party (as defined herein) incurred by such Indemnified Party in any action or proceeding between the Company and the Indemnified Party or between the Indemnified Party and any third party or other-

                                       11






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         wise) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (I) or (II) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense suffered by any Selling Holder or any Underwriter to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or such Underwriter, respectively, expressly for use in any Registration Statement (or any amendment thereto) or any preliminary prospectus or the prospectus (or any amendment or supplement thereto). The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder or any Underwriter, and shall survive the transfer of such securities by such Selling Holder.

                           (ii) Indemnification by Selling Holder. Each Selling Holder whose Warrant Stock (and Other Securities) are sold under any Registration Statement pursuant to Section 5 severally agrees to indemnify and hold harmless the Company, each Underwriter and the other Selling Holders, and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company, any Underwriter or any other Selling Holder within the meaning of Section 15 of the Securities Act (each, an "Indemnified Party"), against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Subsection 5.3(e)(i) hereof, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto) or any preliminary prospectus or the prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company, any Underwriter or the other Selling Holders by such Selling Holder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the prospectus (or any amendment or supplement thereto). The liability of each Selling Holder under this paragraph shall be limited to the net proceeds received by each such Selling Holder from the sale of its Warrant

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         Stock (and Other Securities) under the Registration Statement registering such Warrant Stock (and Other Securities).

                           (iii) Conduct of Indemnification Proceedings. Each Indemnified Party shall give prompt notice to each indemnifying party (the "Indemnifying Party") of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have otherwise than pursuant to this indemnity agreement or if the Indemnifying Party is not materially prejudiced in its defense thereby. An Indemnifying Party may, at its own expense, participate in and direct the defense of such action. In no event shall the Indemnifying Parties be liable for the fees and expenses of more than one counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                           (iv) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Subsection 5.3(e) is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, the Selling Holders and the Underwriter, as among themselves, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Selling Holders and the Underwriter in such proportions that the Underwriter is responsible only for that portion represented by the percentage that the underwriting discount appearing on the cover page of the prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance (except that each of the Selling Holders shall be responsible for the aggregate losses, liabilities, claims, damages and expenses arising with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company, any Underwriter or the other Selling Holders by such Selling Holder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the prospectus
         (or any amendment or supplement thereto)); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribu-

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         tion from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Subsection 5.3(e), each Person, if any, who controls an Underwriter or Selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or Selling Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                  6.  ADJUSTMENTS

                  6.1 Adjustments. The number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

                  (1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassification. In case at any time or from time to time the Company shall
(i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, its Common Stock, (ii) subdivide its outstanding shares of any class or series of Common Stock into a larger number of any class or series of shares of Common Stock, or (iii) combine its outstanding shares of any class or series of Common Stock into a smaller number of shares of any class or series of Common Stock, or
(iv) increase or decrease the number of shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation), then the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of shares of Warrant Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this
Section 6.1(1) shall become effective immediately after the effective date of such event.

                  (2) Adjustments on Consolidation and Merger. Except as provided herein, if the Company shall consolidate or merge with another corporation, and

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the Company is the surviving corporation, then the Holders of the Warrants shall have the right to receive upon exercise of the Warrants, such number of shares of Common Stock and other property which such Holder would have been entitled to receive upon or as a result of such consolidation or merger had such Warrant been exercisable and exercised immediately prior to such event.

                  (3) Issuance of Common Stock at Less Than Fair Market Value. In case the Company shall sell and issue shares of any class or series of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of any class or series of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in
Section 6.1(1) or (2) above, (ii) Common Stock or securities convertible into, or exchangeable for, Common Stock or rights to acquire Common Stock or such securities, issued or to be issued or granted to directors, officers or employees of the Company in an amount not to cumulatively exceed 15% of the Common Stock outstanding on the date hereof on a fully diluted basis (including such shares and assuming the exercise of all Warrants) at any time during which Warrants are outstanding, and (iii) the Warrants and any shares issued on exercise thereof, but including shares, rights, options, warrants or convertible or exchangeable securities issued as consideration in any merger, consolidation or other business combination), at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (X) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (Y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the then current market value per share of Common Stock in effect immediately prior to such sale and issuance, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted and shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise immediately prior to such adjustment by a fraction, the numerator of which is the total number of shares of Common Stock outstanding immediately after such sale or issuance and the denominator of which is an amount equal to the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at current market value per share. Such adjustment shall be made

                                       15






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successively whenever such an issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Subsection 6.1(4), the Board of Directors of the Company shall determine, in good faith, the fair value of said property.

                  (5) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges, the issuance of which caused an adjustment pursuant to Section 6.1(4) hereof, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, further, that no such readjustment shall have the effect of decreasing the number of shares issuable upon exercise of each Warrant by a number in excess of the number of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                                       16






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                  (6) De Minimis Adjustments. The adjustments required by the preceding Subsections of this Section 6.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 6.1(1)) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 5% of the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section and not previously made, would result in a minimum adjustment or, if sooner, upon exercise of the Warrant. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. All calculations shall be made to the nearest one-thousandth of a share.

                  (7) Fractional Interests. In computing adjustments under this
Section 6, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  (8) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (9) Other Actions. In case at any time or from time to time the Company shall take any action in respect of its Common Stock which give rise to anti-dilution adjustments under any option, warrant, convertible security or other right to acquire Common Stock, whether outstanding on the date of issuance of this Warrant or hereafter issued and together with any agreements related thereto (but excluding anti-dilution or other adjustment rights with respect to the Warrants), then the Company shall promptly make proportional, equitable and corresponding adjustments in the number of shares of Common Stock issuable upon exercise of each Warrant to protect the holder thereof against dilution as a result of such event.

                                       17






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                  6.2 Notice of Adjustment. Whenever the number of shares of
Common Stock or other stock or property issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall promptly mail to each Holder notice in accordance with Section 8 of such adjustment or adjustments and shall deliver to each Holder a certificate of a firm of certified public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  6.3 Notice of Certain Corporate Action. In case the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of the Common Stock or to make any other distribution to the holders of the Common Stock, or (b) to offer the holders of the Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to issue any Common Stock, securities convertible into shares of Common Stock, options, rights or exchangeable securities to Persons other than
(i) the holders of the Common Stock and (ii) any Holders of Warrants upon the exercise of such Warrants (other than options, warrants, convertible securities or other rights excluded from the scope of Section 6.1(3)), or (d) to effect any capital reorganization, consolidation or merger, then, in each such case, the Company shall give the Holders of the Warrants a notice in accordance with
Section 8 of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or rights, or the date such issuance is to take place and the date of participation therein by the holders of Common Stock, if any, such date is to be fixed, and shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock and other property, if any, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 10 calendar days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

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                  6.4 Statement on Warrant Certificates. Irrespective of any
adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrant certificates initially issued.

                  6.5 Notice to Holders of Dissolution, Liquidation or Winding Up. Notwithstanding any other provision herein, in the event that, at any time after the date hereof and prior to the expiration of all Warrants and the termination of the rights of Holders as provided in Section 1, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall mail to each Holder of an outstanding Warrant at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action) notice in accordance with Section 10 of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the shares of record of Common Stock or other securities issuable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each Holder of outstanding Warrants shall be entitled to receive upon surrender of the Warrants the cash or other property that such Holder would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up and any and all rights of a Holder to exercise the Warrants shall terminate in their entirety. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall, after receipt of surrendered Warrants, make payment in appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants.

                  6.6 Compliance with Governmental Requirements. The Company will take from time to time any corporate action that shall, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of Warrants in accordance with this Warrant, including, but not limited to, making all necessary allocations of surplus to the capital account of the Company in respect of the shares of Warrant Stock (and Other Securities) that are issuable upon exercise of the Warrants.

                                       19






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                  The Company covenants that if any shares of Common Stock
required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

                  6.7 No Impairment. The Company shall not take any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, designed to avoid the observance or performance of any material terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Holders against impairment. The foregoing shall not limit or impair the Company's ability to take any action that in its sole judgment is reasonably necessary for the conduct of its business.

                  Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant. Upon the reasonable request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

                  7. Restrictions on Transfer of Warrants, Warrant Stock and Other Securities. The Warrant Stock and Other Securities may not be sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the seller delivers to the Company an opinion of counsel satisfactory to the Company confirming the availability of such exemption. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of

                                       20






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these Warrants and the issuance of any of the shares of Warrant Stock or Other
Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

                  8. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice in writing hereunder.

                  9. Applicable Law. These Warrants shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles.

                                       21






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                  IN WITNESS WHEREOF, the Company has caused these Warrants to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                         ICon CMT Corp.

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:  President






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



                              WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise Warrants to purchase _______ shares of Common Stock of ICon CMT Corp., a Delaware corporation, and hereby makes payment of $________ in full satisfaction therefor.


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature, if jointly held


                                            ------------------------------------
                                            Date


                       INSTRUCTIONS FOR ISSUANCE OF STOCK
              (if other than to the Holder of the within Warrants)

Name
    ----------------------------------------------------------------------------
                                    (Please typewrite or print in block letters)

Address
       -------------------------------------------------------------------------


--------------------------------------------------------------------------------

Social Security or Taxpayer Identification Number
                                                 -------------------------------



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